UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): March 3, 2009
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-148977	20-8908550
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 3, 2009, Noranda Aluminum, Inc. (“NAI”), a wholly owned subsidiary of Noranda Aluminum Holding Corporation (together with its consolidated subsidiaries, the “Company”), entered into an agreement with Merrill Lynch International pursuant to which the Company has the right to settle, on a present value basis, certain of NAI’s 2010 to 2012 fixed price aluminum sale swaps in order to fund certain purchases of the Company’s indebtedness. The agreement extends through December 31, 2010 and has an initial cap of $200 million in cash paid to settle such hedges. The agreement does not obligate NAI to settle any specified amount of hedges, nor to engage in any minimum purchases of its indebtedness. As disclosed in the Company’s periodic filings, any such transactions will be entered into by the Company from time to time depending on market conditions, the Company’s liquidity needs and otherwise as disclosed in the Company’s most recent filing on Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date: March 4, 2009	By:	/s/ Alan Brown

Alan Brown Secretary and General Counsel